Exhibit 10.7

FLORIDA BANK GROUP, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of July     , 2009, is made and entered into by and between FLORIDA BANK GROUP, INC. (the “Employer”) and F.C. Nixon (the “Employee”).

W I T N E S S E T H :

WHEREAS, the Employer and Employee are parties to an Employment Agreement dated April 30, 2008 (the “Agreement”), which sets forth the terms and conditions of Employee’s employment with the Employer; and

WHEREAS, as contemplated by a letter agreement between the parties dated on or around the date hereof (the “Letter Agreement”), the parties are required to amend the Agreement to comply with certain executive compensation restrictions imposed on the Employer by reason of the Employer’s participation in the U.S. Department of Treasury’s Troubled Asset Relief Program – Capital Purchase Program (the “TARP Program”).

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms that are used but not expressly defined in this Amendment have the respective meanings ascribed to them in the Agreement.

2. Amendment. The following is inserted into the Agreement as new Section 19:

19 Compliance with TARP.

(a) Notwithstanding any provision to the contrary in the Agreement, the Employee shall not be entitled to receive, and the Employer shall not pay or provide, any payment, compensation or other benefit otherwise required to be provided or paid to the Employee under the Agreement if the payment or receipt of such payment, compensation or benefit would violate the Emergency Economic Stabilization Act of 2008 (the “EESA”), the American Recovery and Reinvestment Act of 2009 (the “ARRA”), any of the rules and regulations promulgated under the EESA or ARRA, or any other law, rule or regulation applicable to participants in the TARP Program, as then in effect (collectively, “TARP Rules”). The Employer shall retain the exclusive and final authority and discretion, without the need for the consent of the Employee, to cancel, reduce or otherwise eliminate any payments, compensation or other benefits otherwise required to be provided or paid to the Employee under the Agreement in order to comply with this Section 19. Any payments, compensation or other benefits cancelled, reduced or eliminated pursuant to this Section 19 shall be forever forfeited by the Employee and, to the extent cancelled, reduced or eliminated, the Employee waives all rights to such payments, compensation or other benefits and releases the Employer from all obligations to make such payments or provide such benefits at any time.

(b) Without limiting the generality of Section 19(a) of the Agreement, the Employee shall not be entitled to receive, and the Employer shall not pay or provide, any severance compensation otherwise required to be paid to the Employee under Section 10(d) of the Agreement to the extent payment of such compensation would be a golden parachute payment prohibited by the TARP Rules. In exchange, and notwithstanding anything to the contrary in Section 8 of the Agreement, if the Employee’s employment is terminated by the Employer without “cause” (as defined in Section 10(e) of the Agreement) at a time in which payment of severance compensation is prohibited by the TARP Rules, the Employer shall not be entitled to enforce Section 8(a) of the Agreement. For the avoidance of doubt, nothing herein limits the Employer’s rights or the Employee’s obligations under Section 8(a) on a termination of Employee’s employment for any other reason, or under Sections 7, 8(b), 8(c) or 8(d) of the Agreement on a termination of Employee’s employment for any reason.

3. Entire Agreement; Inconsistency; Ratification; Execution. This Amendment and the Letter Agreement record the final, complete, and exclusive understanding among the parties regarding the amendment of the Agreement. In the event of a conflict or inconsistency between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall control and govern. As amended by this Amendment, the Agreement is ratified and remains in full force and effect in accordance with its terms. This Amendment may be executed in multiple counterparts. A party’s receipt of a facsimile signature page or portable document format (PDF) copy of a signature page to this Amendment shall be treated as the party’s receipt of an original signature page.

IN WITNESS WHEREOF, Employer and Employee have executed this Amendment as of the date first above written.

FLORIDA BANK GROUP, INC.

	By:	/s/ Robert Rothman
	Name:	Robert Rothman
	Title:	Chairman of the Board

WITNESS:	EMPLOYEE

/s/ Katie Natcher	/s/ F.C. Nixon
F.C. Nixon

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